                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


NAME                                JURISDICTION
----                                ------------
Translite Systems, Inc.             State of Utah,  U.S.A.
Daw Technologies, Europe LTD        United Kingdom